      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1996

                                                   REGISTRATION NO. 33-
                                                                    ------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                THE TORO COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                                41-0580470
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

          8111 LYNDALE AVENUE SOUTH, BLOOMINGTON, MINNESOTA 55420-1196
                                 (612) 888-8801
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------

       J. LAWRENCE MCINTYRE, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
 THE TORO COMPANY, 8111 LYNDALE AVENUE SOUTH, BLOOMINGTON, MINNESOTA 55420-1196
                            TELEPHONE: (612) 888-8801
(Name, address, including zip code, and telephone number, including area code of agent for service)
                               -------------------
                                   Copies to:
                                C. ROBERT BEATTIE
                DOHERTY, RUMBLE & BUTLER PROFESSIONAL ASSOCIATION
                            3500 FIFTH STREET TOWERS
                             150 SOUTH FIFTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-4235
               TELEPHONE:  (612) 340-5555 TELEFAX: (612) 340-5584
                               -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed
Title of each class                          Proposed            maximum
of securities to be      Amount to be        maximum offering    aggregate offering       Amount of
registered               registered          price per unit(1)   price(1)                 registration fee(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock(2)          67,687 shares       $31.00              $2,098,297               $724.00
($.01 par value)
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) on the basis of the average of the high and low prices on the New York Stock Exchange on May 20, 1996 as reported in The Wall Street Journal.
(2) Each share of Common Stock has attached thereto one Preferred Share Purchase Right. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(3)  Restricted fee to be applied to account number 737758.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

ITEM OF FORM S-3         LOCATION IN PROSPECTUS

Item 1                   Front cover

Item 2                   Available Information; Incorporation of Certain
                         Documents by Reference.

Item 3                   Not applicable.

Item 4                   Not applicable.

Item 5                   Not applicable.

Item 6                   Not applicable.

Item 7                   Selling Stockholders.

Item 8                   Plan of Distribution.

Item 9                   Not applicable.

Item 10                  Not applicable.

Item 11                  Not applicable.

Item 12                  Incorporation of Certain Documents by Reference.

Item 13                  Not applicable.

PROSPECTUS


                                  67,687 SHARES

                                THE TORO COMPANY


                                  COMMON STOCK


                                -----------------



     This Prospectus relates to the resale of up to 67,687 shares of Common Stock, $1.00 par value per share and related Preferred Share Purchase Rights (the "Shares") of The Toro Company, a Delaware corporation (the "Company"), issued to shareholders ("Selling Stockholders") of Integration Control Systems & Services, Inc., a Texas corporation ("ICSS") pursuant to an Agreement and Plan of Reorganization between the Company, ICSS, and National Tech Network Inc., a Texas corporation and wholly owned subsidiary of the Company ("NTN").

     The securities covered by this Prospectus may be resold from time to time by the Selling Stockholders, and such resales may be effected in one or more transactions that may take place on the New York Stock Exchange ("NYSE") through ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

     The Company will not receive any of the proceeds from the sale of such Shares. The Company's Common Stock (and related Preferred Share Purchase Rights) is traded on the NYSE under the symbol TTC. On May 20, 1996, the last sale price for the Common Stock as reported on the New York Stock Exchange Composite Tape was $31.125 per share.


                           ---------------------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

                  The date of this Prospectus is May 24, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the Commission). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and 50 West Madison Street, 14th Floor, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459 at rates prescribed by the Commission.

     The Common Stock of the Company is listed for trading on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected at such exchange.

     This Prospectus constitutes a part of a registration statement filed on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company. Any statements contained herein concerning the provisions of any documents are not necessarily complete and, and in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-8649) pursuant to the 1934 Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K and Form 10-K/A1 for the fiscal year ended July 31, 1995;

     2.   Form 8-K Report filed November 14, 1995;

     3 The Company's Quarterly Reports on Form 10-Q for the transition period ended October 31, 1995 and the quarter ended January 31, 1996;

     4. Proxy Statement for the annual meeting of stockholders held March 12, 1996;

     5. The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's registration statements filed under Section 12 of the Exchange Act, and any and all amendments and reports filed for the purpose of updating such description; and

     6. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to The Toro Company, 8111 Lyndale Avenue South, Minneapolis, MN 55420-1196, Attention: N. Jeanne Ryan, Assistant Secretary, Telephone (612) 888-8801.

     The principal executive offices of the Company are located at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196.

                                   THE COMPANY

     The Company is a leading manufacturer of consumer lawn mowers, snowthrowers, trimmers, commercial mowing and turf maintenance equipment and underground automatic irrigation systems. These products are sold under the Toro, Toro/Wheel Horse and Lawn-Boy brand names to the consumer market and professional market, which includes entities that manage or construct golf courses, parks and other large turf areas. The consumer product line includes walk-behind mowers; riding mowers and lawn and garden tractors; electrical home improvement products, such as low voltage lighting, electric trimmers and leaf blowers; and snow removal products. The professional product line includes commercial products for professional turf and golf course maintenance, such as precision cutting mowers and turf aeration equipment, and irrigation products such as sprinkler heads and control devices for underground irrigation systems. The Company sells most of its products through approximately 43 domestic distributors. Its Toro consumer products are generally resold to approximately 6,000 independent retail dealers in the United States. Toro riding mowers and lawn and garden tractors are sold primarily directly to approximately 2,500 retail service dealers throughout the United States, through distributors acting as sales agents. Toro electrical home improvement products are sold primarily to mass merchandisers.

     The Company was incorporated in Minnesota in 1935 as the successor to a business founded in 1914. It was reincorporated in Delaware in 1983. The Company's executive offices are located at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420, telephone number (612) 888-8801. Unless the context indicates otherwise, the term "Company" refers to The Toro Company and its subsidiaries. The Company finances a significant portion of its receivables through Toro Credit Company, its wholly owned consolidated finance subsidiary.


                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to each Selling Stockholder for whom the Company is registering the Shares for resale to the public. The Shares were issued by the Company in connection with the acquisition of ICSS by means of the merger of NTN into ICSS. All the Selling Stockholders were previously shareholders of ICSS, which had substantial contacts and interaction with the Company, and was merged with a wholly owned subsidiary of the Company on May 23, 1996. Each shareholder of ICSS owns less than one percent (1%) of the issued and outstanding shares of the Company's Common Stock.



                               Number of Shares Owned         Amount to be
Names of Stockholders             Prior to Offering              Offered
- ---------------------
Cynthia H. Love(1)                     27,747                    27,747
Mark Breeding(2)                       18,887                    18,887
Sue Jennings(3)                        11,925                    11,925
Todd E. Scott                            266                       266
Jay Beckett                              266                       266
Loreto Abellera                          666                       666
William A. Fahey(4)                     1465                      1465
Charles Childress(5)                     133                       133

                               Number of Shares Owned         Amount to be
Names of Stockholders             Prior to Offering              Offered
- ---------------------

Robert E. King(5)                        133                       133
Murphy Rhoads                            399                       399
Paul Sorrels                            2331                      2331
Jeff Stewart(6)                          666                       666
Jim Blagg(7)                             666                       666
J. C. Causey(5)                         1512                       666
David Smith(5)                           266                       266
Mark Shapiro                             133                       133
Robert H. Deegan(5)                      133                       133
Mark L. Stockdale(5)                     133                       133
Jay Scott Embry(5)                       133                       133
Matthew Fahey(5)                         133                       133
Mary L. Ondrusek(5)                      133                       133
Steven Kahla(5)                          399                       399

Assuming each Selling Stockholder sells all of the Shares registered on his or her behalf pursuant to the Registration Statement, no Selling Stockholder (other than J.C. Causey as to the 846 shares not subject to the offering unless such shares are otherwise sold) would own any shares of the Company after completion of such an offering.

(1) Cynthia H. Love was the Chairman of the Board of ICSS until the merger of NTN into ICSS. She is currently employed by the Company. Prior to the merger of NTN into ICSS, she owned 40.9% of the ICSS common stock.

(2) Mark Breeding was the Chief Executive Officer of ICSS until the merger of NTN into ICSS. He is currently employed by ICSS. Prior to the merger of NTN into ICSS, he owned 27.9% of the ICSS common stock.

(3) Prior to the merger of NTN into ICSS, Sue Jennings owned 17.62% of the ICSS common stock.

(4) William A. Fahey was a Vice President of ICSS until the merger of NTN into ICSS. He is currently employed by ICSS.

(5) Was an employee of ICSS prior to the merger of NTN into ICSS and continues to be an employee of ICSS.

(6) Jeff Stewart was the Chief Financial Officer of ICSS until the merger of NTN into ICSS. He is currently employed by ICSS.

(7) Jim Blagg was a Vice President of ICSS until the merge of NTN into ICSS. He is currently employed by ICSS.


                              PLAN OF DISTRIBUTION

     The Shares offered by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest of the Selling Stockholders, at their sole discretion. Such sales may be made on the NYSE, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at prices and at terms then prevailing or at prices related to the then current market price or at a negotiated price. The Shares offered by the Selling Stockholders are not being underwritten. The Company will not receive any proceeds from the sale of any Shares by the Selling Stockholders.

     In effecting sales, broker or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended in connection with such sales. In addition, any securities covered by this Prospectus which, in the future, qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     No brokers or dealers have been identified and no prior agreements exist, to the best of the Company's knowledge, with any broker or dealer with regard to the sale of the Shares.

                                  LEGAL MATTERS

     The legality of the Shares offered hereby is being passed upon for the Company by Doherty, Rumble & Butler Professional Association, Minneapolis, Minnesota, counsel to the Company.


                                     EXPERTS

     The financial statements and schedules incorporated herein and in the registration statement by reference to the Annual Report on Form 10-K and Form 10-K/A1 of the Company have been audited by KPMG Peat Marwick LLP, independent public accountants, and have been so incorporated in reliance on the reports of KPMG Peat Marwick LLP and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on future financial statements and schedules of the Company and consents to the use of their reports thereon, such financial statements and schedules will also be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering other than broker-dealer commissions and fees to be paid by the Selling Stockholders. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing fee, Securities and Exchange Commission. . . . . . . . . . . . .$724
     Transfer Agent's Fees Filing fee-Securities and Exchange Commission .$1,000
     Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . .$3,000
     Miscellaneous expenses. . . . . . . . . . . . . . . . . . . . . . . .$1,500
     TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$6,224

     Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 1 of Article XI of the Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Section 2 of Article XI of the Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contract.

     The Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

     Item 16.  EXHIBITS.

4    Specimen form of Common Stock certificate    Incorporated by Reference
     (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on
     Form S-8, Registration No. 2-94417).

4.1  Certificate of Incorporation of the          Incorporated by Reference
     Registrant (incorporated by reference to
     Exhibit 4.2 to Registrant's Registration
     Statement on Form S-3, Registration
     No. 33-16125.)

4.2  Certificate of Amendment to Certificate      Incorporated by Reference
     of Incorporation dated December 9, 1986
     (incorporated by reference to Exhibit 3
     to Registrant's Quarterly Report on Form
     10-Q for the quarter ended January 30,
     1987, Commission File No. 1-8649).

4.3  Certificate of Amendment to Certificate      Incorporated by Reference
     of Incorporation dated December 8, 1987
     (incorporated by reference to Exhibit 3
     to Registrant's Quarterly Report on Form
     10-Q for the quarter ended January 29,
     1988, Commission File No. 1-8649).

4.4  Bylaws of the Registrant (incorporated       Incorporated by Reference
     by reference to Exhibit 3.3 to Registrant's
     Annual Report on Form 10-K for the year
     ended July 31, 1991, Commission File
     No. 1-8649).

4.5 Rights Agreement dated as of June 14, 1988, Incorporated by Reference between the Registrant and Norwest Bank
     Minnesota National Association, relating to
     rights to purchase Series B Junior
     Participating Voting Preferred Stock
     (incorporated by reference to Exhibit 1 to
     Registrant's Registration Statement on
     Form 8-A dated June 17, 1988, Commission
     File No. 1-8649, as amended from time to
     time.)
5    Opinion of Doherty, Rumble & Butler          Filed herewith
     Professional Association, regarding the
     legality of the securities being
     registered

23.1 Consent of KPMG Peat Marwick LLP.            Filed herewith

23.2 Consent of Doherty, Rumble & Butler          Filed herewith
     Professional Association (included in
     Exhibit 5)

24   Powers of Attorney
     (contained in signature pages).

     Item 17.  UNDERTAKINGS.

     (a) Filings incorporating subsequent Securities Exchange Act 1934 documents by reference.

          (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  Rule 415 Offering.

          (1)  The undersigned Registrant hereby undertakes:

               (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Toro Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on this 24th day of May, 1996.

                              THE TORO COMPANY


                              By  KENDRICK B. MELROSE
                                 ------------------------------------
                                  Kendrick B. Melrose
                                  Chairman, Chief Executive Officer and Director


     Known all men by these presents, that each person whose signature appears below constitutes and appoints Kendrick B. Melrose, Gerald T. Knight and J. Lawrence McIntyre, or any one of them, each with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power and substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable or to comply with the applicable state securities laws and to file the same, together with all other documents in connection therewith, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                                        KENDRICK B. MELROSE
                                        ---------------------------------------
                                        Kendrick B. Melrose
                                        Chairman of the Board, Chief Executive
                                        Officer and Director
                                        May 24, 1996



                                        GERALD T. KNIGHT
                                        ----------------------------------------
                                        Gerald T. Knight
                                        Vice President Finance, Chief Financial
                                        Officer
                                        May 24, 1996



                                        RANDY B. JAMES
                                        ----------------------------------------
                                        Randy B. James
                                        Vice President and Controller
                                        May 24, 1996

                                        ----------------------------------------
                                        Ronald O. Baukol
                                        Director
                                        May 24, 1996



                                        ROBERT C. BUHRMASTER
                                        ----------------------------------------
                                        Robert C. Buhrmaster
                                        Director
                                        May 24, 1996



                                        JANET K. COOPER
                                        ----------------------------------------
                                        Janet K. Cooper
                                        Director
                                        May 24, 1996



                                        ALEX A. MEYER
                                        ----------------------------------------
                                        Alex A. Meyer
                                        Director
                                        May 24, 1996



                                        ROBERT H. NASSAU
                                        ----------------------------------------
                                        Robert H. Nassau
                                        Director
                                        May 24, 1996



                                        DALE R. OLSETH
                                        ----------------------------------------
                                        Dale R. Olseth
                                        Director
                                        May 24, 1996



                                        EDWIN H. WINGATE
                                        ----------------------------------------
                                        Edwin H. Wingate
                                        Director
                                        May 24, 1996

                                  EXHIBIT LIST

Exhibit                                                                     Page
- -------                                                                     ----

4 Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8,
     Registration No. 2-94417) . . . . . . . . . . . . . . . . . . . . . .

4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on
     Form S-3, Registration No. 33-16125). . . . . . . . . . . . . . . . .

4.2 Certificate of Amendment to Certificate of Incorporation dated December 9, 1986 (incorporated by reference to Exhibit 3 to
     Registrant's Quarterly Report on Form 10-Q for the quarter ended
     January 30, 1987, Commission File No. 1-8649) . . . . . . . . . . . .

4.3 Certificate of Amendment to Certificate of Incorporation dated December 8, 1987 (incorporated by reference to Exhibit 3 to
     Registrant's Quarterly Report on Form 10-Q for the quarter ended
     January 29, 1988, Commission File No. 1-8649) . . . . . . . . . . . .

4.4 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31,
     1991, Commission File No. 1-8649) . . . . . . . . . . . . . . . . . .

4.5 Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated June 17, 1988, Commission File No. 1-8649, as amended from time to time) . . . . . . . . . . . . . . . . . . . .

5    Opinion of Doherty, Rumble & Butler, Professional Association,
     regarding the legality of the securities being registered . . . . .15

23.1 Consent of KPMG Peat Marwick LLP. . . . . . . . . . . . . . . . . .16

23.2 Consent of Doherty, Rumble & Butler Professional Association (included in Exhibit 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

24   Powers of Attorney (contained in signature pages) . . . . . . . . . . . . .